                                                                    EXHIBIT 10.5

<<FIRSTNAME>> <<MI>> <<LASTNAME>>
<<ADDRESS1>>
<<ADDRESS2>>
<<ADDRESS3>>
<<CITY>>, <<STATE>>  <<POSTALCODE>>
<<COUNTRY>>

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              NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT
                              Solectron Corporation
                                 ID: 94-2447045
                               847 Gibraltar Drive
                               Milpitas, CA 95035

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Employee ID:           <<ID>>
Location:              <<Location>>
Payroll:               <<Payroll>>
Option Number:         <<OptionNo>>
Plan:                  <<Plan>>
Class:                 <<Class>>

Effective <<GrantDate>>, you have been granted a(n) <<Type2>> Grant (<<Type1>>) to buy <<NoShares>> shares of SOLECTRON CORPORATION common stock at
<<OptPrice1>> per share.

The total option price of the shares granted is <<TotOptPrice>>.

The shares will vest monthly at a rate of 1/48 of the total granted, subject to your continued status as a Service Provider on each such date. The first date shares will be available for exercise is one month from the vesting commencement date of <<VestBaseDate>>.

Shares in each period will become fully vested on the date shown.

 Shares                Vest Type               Full Vest            Expiration
---------            -------------           -------------          -----------
<<Vest1>>            <<VestType1>>           <<VestDate1>>          <<Expire1>>
<<Vest2>>            <<VestType2>>           <<VestDate2>>          <<Expire2>>
<<Vest3>>            <<VestType3>>           <<VestDate3>>          <<Expire3>>
<<Vest4>>            <<VestType4>>           <<VestDate4>>          <<Expire4>>
<<Vest5>>            <<VestType5>>           <<VestDate5>>          <<Expire5>>

                              SOLECTRON CORPORATION

                                 2002 STOCK PLAN

                             STOCK OPTION AGREEMENT

      Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

      1. Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant delivered with this Option Agreement, an Option to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

      If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code ("ISO"). If this Option is not designated as an ISO, or specifically designated as a Nonstatutory Stock Option or a non-qualified stock option in the Notice of Grant ("NSO"), then this Option shall be treated as a NSO. Furthermore, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Section 422(d), it shall be treated as a NSO.

      2. Vesting Schedule. This Option shall vest and become exercisable as set forth in the Notice of Grant, subject to the terms and conditions of this Option Agreement and the Plan. In addition, if the Optionee ceases to be a Service Provider as a result of the Optionee's death or Disability, all of the shares covered by this Option will vest and become exercisable on the date that the Optionee ceases to be a Service Provider.

      3. Exercise of Option.

            (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. This Option may not be exercised for a fraction of a Share.

            (b) Termination Period. This Option may be exercised, to the extent vested and unexercised, for ninety (90) days after the Optionee ceases to be a Service Provider for any reason other than the Optionee's death or Disability. If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability, this Option may be exercised, to the extent vested and unexercised, until the Expiration Date set forth in the Notice of Grant. If the Optionee ceases to be a Service Provider as a result of the Optionee's death, this Option may be exercised, to the extent vested and unexercised, by the Optionee's properly designated beneficiary (if any) or his or her estate (as applicable), until the Expiration Date set forth in the Notice of Grant.

            (c) Method of Exercise. This Option is exercisable by delivery of an exercise notice, as provided by the Company (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan and Applicable Laws.

            The Exercise Notice shall be completed by the Optionee and shall be delivered to the Company as indicated on the Exercise Notice. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and any required tax withholding amounts. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

            No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

            In lieu of, or in addition to the foregoing exercise procedure, the Company may require or permit the Optionee to utilize prescribed electronic or telegraphic procedures for the exercise of this Option and to utilize a broker or third party administrator for such exercise.

      4. Methods of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (a) cash;

            (b) check; or

            (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

      5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      7. U.S. Tax Consequences. Some of the U.S. federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercising the Option.

                  (i) Nonstatutory Stock Option. If this Option does not qualify as an ISO, the Optionee will incur regular U.S. federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess of the Fair Market Value of the Exercised Shares on the exercise date over their aggregate Exercise Price. If the Optionee is an Employee at the time of grant, the Company will be required to withhold from his or her compensation or collect from the Optionee and pay to the applicable taxing authorities an amount equal to the income tax liability for this compensation income at the time of exercise.

                  (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular U.S. federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the exercise date over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for U.S. federal income tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

            (b) Disposition of Shares.

                  (i) Nonstatutory Stock Option. If the Optionee holds Shares acquired upon exercise of a NSO for more than twelve (12) months, any gain realized on disposition of the Shares will be treated as long-term capital gain for U.S. federal income tax purposes.

                  (ii) Incentive Stock Option. If the Optionee holds Shares acquired upon exercise of an ISO for more than one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for U.S. federal income tax purposes. If the Optionee disposes of the Shares acquired upon exercise of an ISO within one year after the exercise date or within two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income tax rates) to the extent of the excess, if any, of the lesser of
(A) the difference between the Fair Market Value of the Shares acquired on the exercise date and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

            (c) Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired upon exercise of an ISO within two years after the grant date or one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees and understands that he or she may be subject to income and social security tax withholding by the Company on the compensation income recognized from such early disposition by the Optionee. The Company or, if the Optionee is not employed by the Company, the Optionee's employer (the "Employer"), may satisfy its withholding obligations by the means described in Section 8 below.

      8. Responsibility for Taxes. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding ("Tax-Related Items"), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee's responsibility and that the Company and/or the Employer
(a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Optionee's liability for Tax-Related Items.

      Prior to exercise of this Option, the Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Optionee from his or her wages or other cash compensation paid to the Optionee by the Company and/or the Employer or from proceeds of the sale of the Shares. Alternatively, or in addition, if permissible under the Applicable Laws, the Company may (1) sell or arrange for the sale of Shares acquired to meet the withholding and payment on account obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee's exercise of this Option that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

      9. Nature of Grant. In accepting this Option, the Optionee acknowledges and agrees that:

            (a) the vesting of Shares pursuant to this Option is earned only by continuing employment at the will of the Company or the Employer (not through the act of being hired, being granted this Option or acquiring Shares hereunder;

            (b) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Option Agreement;

            (c) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

            (d) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

            (e) Optionee's participation in the Plan shall not create a right to further employment with the Company or the Employer and shall not interfere with the ability of the Company or the Employer to terminate Optionee's employment relationship at any time with or without cause;

            (f) Optionee is voluntarily participating in the Plan;

            (g) this Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Optionee's employment contract, if any;

            (h) this Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

            (i) in the event that the Optionee is not an Employee of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, this Option grant will not be interpreted to form an employment contract with any Subsidiary or affiliate of the Company;

            (j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

            (k) if the underlying Shares do not increase in value, this Option will have no value;

            (l) if the Optionee exercises this Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price; and

            (m) no claim or entitlement to compensation or damages arises from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option and the Optionee irrevocably releases the Company and the Employer from any such claim that may arise.

      10. Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

      11. Disclosure of Optionee's Personal Information. By accepting this option, the Optionee consents to the collection, use and transfer of personal information as described in this paragraph. The Optionee understands that the Company and its affiliates hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan ("Data"). The Optionee further understands that the Company and/or its affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Optionee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the

U.S. or Asia. The Optionee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any shares of stock acquired upon exercise of this option of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on his or her behalf. The Optionee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the human resources department and/or the stock option administrator for his or her employer.

      12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of Grant and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified except by means of a written document accepted and agreed to by the Company and the Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

      The Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Option Agreement. Capitalized terms that are used in this Option Agreement but not defined in this Option Agreement shall have the meaning set forth in the Plan. The Optionee has reviewed the Plan, the Notice of Grant and this Option Agreement in their entirety, has had an opportunity to obtain the advise of counsel prior to accepting this Option and fully understands all provisions of the Plan, the Notice of Grant and this Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator in response to any questions by the Optionee relating to the Plan, the Notice of Grant and Option Agreement.

      ACCEPTANCE OF THIS OPTION AND THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT IS MADE BY FAILING TO REJECT IT IN THE FOLLOWING MANNER: IF YOU DO NOT NOTIFY SOLECTRON TO THE CONTRARY, YOUR ACCEPTANCE OF THIS OPTION AND THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT WILL BE IMPLIED AND SHALL BECOME ENFORCEABLE BY LAW. IF YOU DO NOT WISH TO ACCEPT THIS OPTION AND THE TERMS AND CONDITIONS OF THIS STOCK OPTION AGREEMENT, YOU MUST NOTIFY SOLECTRON VIA E-MAIL TO STOCKADMINISTRATION@CA.SLR.COM WITHIN 30 DAYS OF THE DATE OF RECEIPT REGARDING YOUR DECISION. WITHIN TWO BUSINESS DAYS, YOU WILL RECEIVE A RETURN E-MAIL FROM STOCK ADMINISTRATION CONFIRMING YOUR REJECTION OF THIS OPTION AND THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT. IF A CONFIRMATION IS NOT RECEIVED WITHIN TWO BUSINESS DAYS, CALL 408-956-6731. YOU MUST ENSURE YOU RECEIVE CONFIRMATION OF YOUR REJECTION, OR YOUR ACCEPTANCE OF THIS OPTION AND THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT WILL BE IMPLIED AND SHALL BECOME ENFORCEABLE BY LAW. BY NOTIFYING SOLECTRON THAT YOU DO NOT ACCEPT THIS OPTION AND THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT, YOU WILL BE ELECTING TO REFUSE THE GRANT AND TO WITHDRAW FROM PARTICIPATION IN THE PLAN.